Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Canadian Natural Resources Limited
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-28
Reporting Entity ESTMA Identification Number	E145969		Original Submission: Yes
Amended Report:
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E174397 Canadian Natural Resources Partnership, E300033 Canadian Natural Resources Northern Alberta Partnership, E072724 CNR Hatton Partnership, E493358 CNR Royalty Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Mark Stainthorpe				Date	2024-05-28
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Canadian Natural Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E145969
Subsidiary Reporting Entities (if necessary)	E174397 Canadian Natural Resources Partnership, E300033 Canadian Natural Resources Northern Alberta Partnership, E072724 CNR Hatton Partnership, E493358 CNR Royalty Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc. within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[3,4]
Canada	Government of Canada		2,121,460,000	1,590,000	3,290,000					2,126,340,000
Canada	Government of Alberta		1,048,980,000	5,201,330,000	129,640,000		4,630,000			6,384,580,000	A
Canada	Government of British Columbia		12,650,000	142,070,000	35,280,000					190,000,000
Canada	Government of Saskatchewan		22,140,000	49,700,000	9,070,000		120,000			81,030,000
Canada	Government of Manitoba		440,000	920,000	60,000					1,420,000
Canada	Regional Municipality of Wood Buffalo		98,770,000							98,770,000
Canada	Lac La Biche County		38,000,000							38,000,000
Canada	Municipal District of Opportunity No. 17		37,220,000		40,000					37,260,000
Canada	Municipal District of Bonnyville #87		21,940,000		30,000					21,970,000
Canada	Municipal District of Greenview No. 16		12,330,000							12,330,000
Canada	Alberta Special Areas Board		7,210,000		1,370,000					8,580,000
Canada	County of Grande Prairie No. 1		7,510,000		90,000					7,600,000
Canada	Municipal District of Yellowhead County		6,560,000							6,560,000
Canada	Saddle Hills County No. 20		6,510,000		10,000					6,520,000
Canada	Northern Sunrise County		6,260,000							6,260,000
Canada	Municipal District of Taber #14		5,040,000		840,000					5,880,000
Canada	County of Vermilion River No. 24		5,020,000	90,000	150,000					5,260,000
Canada	County of St. Paul No. 19		5,220,000		10,000					5,230,000
Canada	County of Newell #4		3,610,000		10,000					3,620,000
Canada	Clear Hills County		3,140,000							3,140,000
Canada	Northern Rockies Regional Municipality		3,070,000							3,070,000
Canada	District of Tumbler Ridge		2,840,000							2,840,000

Canada	Big Lakes County	2,730,000		2,730,000
Canada	Rural Municipality of Senlac #411	2,660,000		2,660,000
Canada	Clearwater County	2,580,000		2,580,000
Canada	Municipal District of Fairview No. 136	2,560,000		2,560,000
Canada	Rural Municipality of Enterprise No. 142	2,120,000		2,120,000
Canada	Cypress County	1,970,000	10,000	1,980,000
Canada	Rural Municipality of Big Stick #141	1,700,000		1,700,000
Canada	Rural Municipality of Wilton #472	1,620,000		1,620,000
Canada	Rural Municipality of Fox Valley 171	1,620,000		1,620,000
Canada	Municipal District of Lesser Slave River No. 124	1,540,000		1,540,000
Canada	Rural Municipality of Frenchman Butte No. 501	1,520,000		1,520,000
Canada	Rural Municipality of Britannia No. 502	1,450,000		1,450,000
Canada	Starland County	1,380,000	20,000	1,400,000
Canada	County of Northern Lights	1,360,000		1,360,000
Canada	Municipal District of Willow Creek No.26	1,350,000	10,000	1,360,000
Canada	County of Two Hills No. 21	1,310,000	10,000	1,320,000
Canada	Rural Municipality of Eldon No. 471	1,250,000	40,000	1,290,000
Canada	Birch Hills County	1,290,000		1,290,000
Canada	Smoky Lake County No. 13	1,160,000	10,000	1,170,000
Canada	Vulcan County No. 2	1,110,000	30,000	1,140,000
Canada	Rural Municipality of Browning #34	1,060,000		1,060,000
Canada	County of Warner No. 5	1,000,000		1,000,000
Canada	County of Stettler No. 6	930,000		930,000
Canada	Municipality of Two Borders	890,000		890,000
Canada	Ponoka County	820,000		820,000
Canada	County of Athabasca No. 12	790,000		790,000
Canada	Wheatland County	780,000		780,000
Canada	Municipal District of Smoky River No.130	700,000		700,000
Canada	Red Deer County	670,000		670,000
Canada	Rural Municipality of Mervin #499	600,000		600,000
Canada	County of Wetaskiwin #10	590,000		590,000
Canada	Kneehill County	540,000		540,000
Canada	Rural Municipality of Chesterfield No.261	470,000		470,000
Canada	Rural Municipality of Eye Hill No. 382	420,000		420,000
Canada	County of Forty Mile No. 8	410,000		410,000
Canada	Rural Municipality of Happyland #231	400,000		400,000
Canada	Rural Municipality of Piapot #110	360,000		360,000
Canada	Rural Municipality of Milton No. 292	290,000	50,000	340,000

Canada	Rural Municipality of Cymri No. 36	330,000			330,000
Canada	Rural Municipality of Moose Creek #33	320,000			320,000
Canada	District of Chetwynd	310,000			310,000
Canada	Woodlands County	260,000			260,000
Canada	Camrose County	240,000			240,000
Canada	Rural Municipality of Clinworth No 230	230,000			230,000
Canada	Rural Municipality of Maple Creek #111	220,000			220,000
Canada	Rural Municipality of Hillsdale No. 440	210,000			210,000
Canada	Municipal District of Wainwright #61	210,000			210,000
Canada	County of Paintearth #18	200,000			200,000
Canada	Lacombe County	200,000			200,000
Canada	Rural Municipality of Tecumseh No. 65	200,000			200,000
Canada	Rural Municipality of Turtle River #469	190,000			190,000
Canada	Town of Taber	120,000		70,000	190,000
Canada	Leduc County No. 25	180,000			180,000
Canada	Westlock County No. 92	180,000			180,000
Canada	District of Hudson's Hope	180,000			180,000
Canada	Rural Municipality of Enniskillen No. 3	180,000			180,000
Canada	Rural Municipality of Golden West #95	170,000			170,000
Canada	Rural Municipality of Coalfields No. 4	170,000			170,000
Canada	Town of Drumheller	150,000			150,000
Canada	Municipal District of Foothills No. 31	150,000			150,000
Canada	Rural Municipality of Argyle #1	130,000			130,000
Canada	Rural Municipality of Griffin No. 66	130,000			130,000
Canada	Lamont County	120,000			120,000
Canada	Rural Municipality of Reciprocity #32	120,000			120,000
Canada	County of Lethbridge No. 26	110,000			110,000
Canada	K'ai Taile Denesoline Trust			10,040,000	10,040,000	D
Canada	Fort McKay First Nation			6,620,000	6,620,000
Canada	Fort McKay Bare Trust			3,250,000	3,250,000
Canada	Cold Lake First Nations			2,560,000	2,560,000
Canada	Fishing Lake Metis Settlement	520,000	50,000	1,430,000	2,000,000
Canada	Mikisew Cree First Nation			1,650,000	1,650,000
Canada	Chipewyan Prairie Dene First Nation			1,470,000	1,470,000
Canada	Conklin Métis			1,130,000	1,130,000
Canada	Athabasca Chipewyan First Nation			1,100,000	1,100,000
Canada	Gift Lake Metis Settlement	400,000		350,000	750,000
Canada	Fort Chipewyan Metis Association			720,000	720,000
Canada	Elizabeth Metis Settlement	10,000		580,000	590,000
Canada	Peavine Metis Settlement	30,000		450,000	480,000

Canada	Halfway River First Nation			400,000		400,000
Canada	Kikino Metis Settlement	10,000	40,000	340,000		390,000
Canada	Fort McMurray Metis Local 1935			380,000		380,000
Canada	Buffalo Lake Metis Settlement	90,000		250,000		340,000
Canada	Saddle Lake Cree Nation	90,000		90,000		180,000
Canada	Bigstone Cree Nation			140,000		140,000
Canada	Heart Lake First Nation #167			110,000		110,000
Canada	Aseniwuche Winewak Nation of Canada			100,000		100,000
Canada	Indian Resource Council of Canada			100,000		100,000
Côte d'Ivoire	Government of Republic of Côte d'Ivoire				164,060,000	164,060,000	B,C
Côte d'Ivoire	PETROCI				51,290,000	51,290,000	B,C
United Kingdom of Great Britain and Northern Ireland	His Majesty's Government of The United Kingdom of Great Britain and Northern Ireland			2,730,000		2,730,000	B
Additional Notes:
A.Royalties in the amount of $250,420,000 were paid in kind to the Government of Alberta and valued at market prices.
B.Non Canadian dollar payments are translated using average exchange rates for the reporting period of 1 GBP = 1.6894 CAD , 1 USD = 1.3520 CAD and 1 CFA = 0.0022 CAD.
C.Production entitlement volumes and values are determined according to the related production sharing contracts.
D.K'ai Taile Denesoline Trust fees for 2022 [$4,210,000] and 2023 [$5,830,000] were paid in 2023.
E.On October 31 2023, Canadian Natural Resource Partnership [E174397] was dissolved and its operations were combined into Canadian Natural Resources Limited [E145969].
F.On November 30, 2023, Canadian Natural Resources Northern Alberta Partnership [E300033] was dissolved and its operations were combined into Canadian Natural Resources Limited [E145969].

1Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
2Optional field.
3When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
4Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Canadian Natural Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E145969
Subsidiary Reporting Entities (if necessary)	E174397 Canadian Natural Resources Partnership, E300033 Canadian Natural Resources Northern Alberta Partnership, E072724 CNR Hatton Partnership, E493358 CNR Royalty Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[2,3]
Canada	Northeast British Columbia	19,020,000	177,160,000	35,860,000					232,040,000
Canada	Northwest Alberta	42,060,000	329,240,000	23,290,000		1,340,000			395,930,000	A
Canada	Northern Plains	138,410,000	1,928,810,000	68,570,000		3,320,000			2,139,110,000	A
Canada	Southern Plains and Southeast Saskatchewan	44,800,000	87,370,000	40,380,000		90,000			172,640,000	A
Canada	Oil Sands Mining and Upgrading	137,350,000	2,873,210,000	45,100,000					3,055,660,000	D
Canada	Corporate	3,146,640,000		200,000					3,146,840,000
Côte d’Ivoire	Baobab				193,310,000				193,310,000	B,C
Côte d’Ivoire	Espoir				22,040,000				22,040,000	B,C
United Kingdom of Great Britain and Northern Ireland	North Sea			2,730,000					2,730,000	B
Additional Notes[3]:
A.Royalties in the amount of $250,420,000 were paid in kind to the Government of Alberta and valued at market prices.
B.Non Canadian dollar payments are translated using average exchange rates for the reporting period of 1 GBP = 1.6894 CAD , 1 USD = 1.3520 CAD and 1 CFA = 0.0022 CAD.
C.Production entitlement volumes and values are determined according to the related production sharing contracts.
D.K'ai Taile Denesoline Trust fees for 2022 [$4,210,000] and 2023 [$5,830,000] were paid in 2023.
E.On October 31 2023, Canadian Natural Resource Partnership [E174397] was dissolved and its operations were combined into Canadian Natural Resources Limited [E145969].
F.On November 30, 2023, Canadian Natural Resources Northern Alberta Partnership [E300033] was dissolved and its operations were combined into Canadian Natural Resources Limited [E145969].

1Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
2When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
3Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.